Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)

Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2023	Bain Capital Life Sciences Fund, L.P.

	By:	Bain Capital Life Sciences Partners, LP,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its general partner

	By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Partner

Bain Capital Life Sciences Fund II, L.P.

	By:	Bain Capital Life Sciences Investors II, LLC,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its manager

	By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Partner

BCIP Life Sciences Associates, LP

	By:	Boylston Coinvestors, LLC,
its general partner

	By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Authorized Signatory

BCLS II Investco, LP

By:	BCLS II Investco (GP), LLC,
its general partner

By:	Bain Capital Life Sciences Fund II, L.P.,
its manager

By:	Bain Capital Life Sciences Investors II, LLC,
its general partner

By:	Bain Capital Life Sciences Investors, LLC,
its manager

By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Partner

BCLS I Investco, LP

By:	BCLS I Investco GP, LLC,
its general partner

By:	Bain Capital Life Sciences Fund, L.P.,
its manager

By:	Bain Capital Life Sciences Partners, LP,
its general partner

By:	Bain Capital Life Sciences Investors, LLC,
its general partner

By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Partner